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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of MONY Holdings, LLC of our reports dated February 7, 2002 relating to the financial statements of MONY Holdings, LLC and Subsidiary (formerly known as MONY Life Insurance Company) and MONY Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
September 30, 2002